UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

 Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2011

KENNETH COLE PRODUCTIONS, INC.

 (Exact name of registrant as specified in its charter)

New York

1-13082

13-3131650

(State or other jurisdiction of

(Commission

(IRS Employer

incorporation)

File Number)

Identification No)

603 West 50th Street, New York, NY 10019

(Address of principal executive offices)(Zip code)

Registrant’s telephone number, including area code (212) 265-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On May 4, 2011, Kenneth Cole Productions, Inc. (the “Company”) issued a press release announcing the Company’s results for the first quarter ended March 31, 2011.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press Release dated May 4, 2011

Limitation on Incorporation by Reference

In accordance with General Instructions B.2 on Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.  The filing of this Current Report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kenneth Cole Productions, Inc.

Registrant

Dated:  May 5, 2011

By:      /S/ DAVID P. EDELMAN

Name: David P. Edelman

Title:   Chief Financial Officer

Exhibit Index

Description

Exhibit No.  99.1

Press Release dated May 4, 2011

Exhibit 99.1

Company Contact:	Investor Relations Contact:
David Edelman	James R. Palczynski
Chief Financial Officer	Principal
Kenneth Cole Productions, Inc.	Integrated Corporate Relations, Inc.
(212) 265-1500	(203) 682-8229

--Kenneth Cole Productions Reports First Quarter Results--

-- Revenues Increase 7.3% vs. Last Year --

-- SG&A as a Percentage of Revenues Improves 130 basis points --

-- Operating Results In-line With Expectations --

New York, New York, May 4, 2011 / PR Newswire – Kenneth Cole Productions, Inc. (NYSE: KCP) today reported financial results for the first quarter ended March 31, 2011.  As anticipated, the Company incurred certain one-time charges associated with the acceleration of store closings. As a result, the Company reported a net loss per fully-diluted share of ($0.94) in the first quarter versus net income per fully-diluted share of $0.10 in the year-ago period.  The year-over-year decline in earnings was due to store closing costs, severance and a reduction in gross margin associated with markdowns and liquidation required to manage inventories.

Net revenues in the first quarter grew 7.3% to $117.5 million versus $109.5 million in the first quarter last year.  The increase was driven by stronger Wholesale sales offset partially by a decline in Consumer Direct sales due to the closing of net 11 stores year-over-year and a 2.7% comparable stores sales decline.

Wholesale revenues increased by 19.3% to $74.5 million from $62.4 million in the year ago period, primarily driven by an increase in men’s footwear and Reaction men’s sportswear.  Consumer Direct revenues declined by 10.2% to $33.2 million versus the year-ago level of $37.0 million.  Licensing revenues in the first quarter declined to $9.8 million versus $10.1 million in the year-ago quarter.  This decline was primarily attributable to the discontinuation of licensing royalties for Le Tigre.  Otherwise licensing revenues were up 6.5%.

Gross margin declined 610 basis points to 35.5% versus 41.6% in the first quarter last year.  This anticipated decline was driven by increased promotional and clearance activity associated primarily with the accelerated store closings, by rising costs and by a shift in mix toward Wholesale sales.

 SG&A, as a percentage of net revenues, excluding one-time charges in the first quarter, improved 130 basis points to 39.4% from 40.7% in the year ago period.  The improvement was the result of an ongoing focus on cost efficiencies, leverage in Wholesale, and a shift in sales mix towards Wholesale revenues during the quarter.

The Company reported a net loss of $17.2 million for the quarter. The Company noted that included in its results were $16.0 million in one-time charges, related primarily to lease termination payments and severance.  Total one-time charges were partially offset by $3.5 million of deferred rent income associated with the store closings, resulting in net charges of $12.5 million.

The Company’s balance sheet remained strong at March 31, 2011 with $54 million in cash and no long-term debt.  The reduction in cash versus the prior year level of $66 million was primarily a result of the lease termination payments in the amount of $14.7 million and an increase in working capital requirements to run the men’s Reaction sportswear business.  Total inventory was $42.4 million versus the prior year’s level of $35.2 million.  This increase reflects the additional inventory required to support the new Men’s Reaction sportswear business.  In addition, despite progress in clearing units, total inventory at the close of the first quarter remained elevated due to excess inventory in retail.  Notwithstanding the year-over-year increase, inventory was current.

Kenneth Cole, Chairman and Interim Chief Executive Officer, commented, “While we are obviously not pleased with these results, we are dedicated to improving every aspect of our business. While it has been necessary to focus on reducing costs, streamlining, and on efficiency building the past few years, we are now also focused on repositioning our business for sustainable growth across all sectors.  We also intend to reclaim the leadership position of the brand, not just its social voice, but also its fashion status and product positioning.”

Second Quarter Guidance

The Company expects to report second quarter earnings per share on a GAAP basis of $0.02 - $0.04 on revenues of $105 to $110 million.  While the Company expects to remain in a clearance and liquidation mode in the second quarter, it anticipates retail inventories will return to more appropriate levels by the end of the quarter.

About Kenneth Cole Productions, Inc.

Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, apparel and accessories under the brand names Kenneth Cole New York; Kenneth Cole Reaction; Unlisted; and Le Tigre, as well as footwear under the proprietary trademark Gentle Souls.  The Company has also granted a wide variety of third party licenses for the production of men's, women's and children's apparel as well as fragrances, watches, jewelry, eyewear, and several other accessory categories.  The Company's products are distributed through department stores, better specialty stores, company-owned retail stores and its e-commerce website.  Further information can be found at http://www.kennethcole.com/.

Forward Looking Statement Disclosure

The statements contained in this release, which are not historical facts, may be deemed to constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual future results might differ materially from those projected in such statements due to a number of risks and uncertainties, including but not limited to, demand and competition for the Company's products, the ability to enter into new product license agreements or to renew or replace existing product licensee agreements, changes in consumer preferences or fashion trends, delays in anticipated store openings, and changes in the Company's relationships with retailers, licensees, vendors and other resources.  The forward looking statements contained herein are also subject to other risks and uncertainties that are described in the Company's reports and registration statements filed with the Securities and Exchange Commission.

        Kenneth Cole Productions, Inc.

(In thousands, except	Quarter Ended
per share & outstanding share amounts)	(Unaudited)
	03/31/11	03/31/10

Net sales	$107,696	$99,393

Royalty revenue	9,777	10,119

Net revenues	$117,473	$109,512

Gross profit	41,671	45,550

Selling, gen’l & administrative expenses	46,305	44,580
Store closing & severance costs	12,482	--
Total operating expense	58,787	44,580

Operating (loss)/income	(17,116)	970

Interest & other income, net	47	967
Impairment of investment	--	(20)

(Loss)/income before income taxes	(17,069)	1,917

Provision for income taxes	133	85

Net (loss)/income	$(17,202)	$1,832

Net (loss)/income per share: Basic	$(0.94)	$0.10

Net (loss)/income per share: Diluted	$(0.94)	$0.10

Average shares outstanding: Basic	18,239,000	18,092,000

Average shares outstanding: Diluted	18,239,000	18,484,000

Balance Sheet Data:	03/31/11	03/31/10
Cash & Cash Equivalents	$ 54,286	$ 66,302
Accounts Receivable, Net	61,654	43,610
Inventory	42,354	35,246
Total Assets	264,031	257,915
Working Capital	82,300	93,702
Accounts Payable & Accrued Expenses	65,538	40,964
Long-term Debt	--	--
Total Shareholders’ Equity	131,329	145,005